EXHIBIT 99.1

IRIS CLOSES ACQUISITION OF QUIDEL'S URINALYSIS BUSINESS

CHATSWORTH, Calif.--June 6, 2005--IRIS International, Inc. (NASDAQ: IRIS), a manufacturer and marketer of automated IVD urinalysis systems and medical devices used in hospitals and clinical reference laboratories worldwide, today announced the closing of its previously announced acquisition of the urinalysis business segment of Quidel Corporation (NASDAQ: QDEL) for $500,000 in cash by IRIS' wholly owned subsidiary, IRIS Deutschland GmbH.

"The acquisition of the UrinQuick(R) Semi-Automated Urine Chemistry Analyzer and related technology including UrinChek(R) consumable test strips, opens a new market for IRIS that will complement our family of fully automated iQ(R)200 Urine Microscopy Analyzers. The business integration is proceeding as scheduled and, we look forward to growing and enhancing our new urine chemistry business," stated President and Chief Executive Officer Cesar Garcia.

The UrinQuick is a semi-automated benchtop instrument for rapid analysis that will be offered to IRIS' international customers, except those in Japan. IRIS already has reciprocal distribution agreements for urine chemistry and microscopy analyzers covering the U.S. and Japan with its Japanese partner, Arkray, Inc.

THE COMPANY

IRIS International, Inc. (www.proiris.com) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company's newest generation iQ(R)200 Automated Urine Microscopy Analyzer, utilizing image flow cytometry, patented Automated Intelligent Microscopy (AIM) technology and neural network-based particle recognition, achieves a significant reduction in the cost and time-consuming steps involved in manual microscopic analysis. The Company's StatSpin(R) subsidiary, based in Norwood, Mass., manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company's imaging research and development subsidiary.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future commercial revenues, market growth, capital requirements, and new product introductions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: the acceptance by customers of our new iQ(R)200 product platform, our substantial expansion of international sales and our reliance on key suppliers, the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures, as well as potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and increasing competition from imaging and non-imaging based in-vitro diagnostic products. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.


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CONTACT:
     IRIS International, Inc.
     Cesar M. Garcia, 818-709-1244 x123
     or
     The Wall Street Group, Inc.
     Ron Stabiner, 212-888-4848